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Exhibit 99.1

Contact Information:

Lindsey Miller
GCI Group
404.870.3779

limiller@gcigroup.com

METABOLIC DEFICIENCY MAY PREVENT PROPER METABOLISM OF FOLIC ACID IN ONE OF EIGHT PREGNANT WOMEN, SIGNIFICANTLY INCREASING THE RISK OF A SERIOUS BIRTH DEFECT

Study shows as many as 1-in-8 women taking prenatal vitamins containing folic acid may not be capable of properly metabolizing folic acid into the form of folate needed to help prevent serious birth defects.

Atlanta (April 12, 2004) Prenate®, the most widely prescribed prenatal vitamin in the United States, is now available to women of childbearing age and expectant mothers in a new formula, Prenate Elite™, which contains Metafolin® (5L-Methyltetrahydrofolate), the only biologically active form of folate available on the market. First Horizon Pharmaceutical™ Corporation announced the new product innovation today.

Folate, a B-vitamin commonly supplied as folic acid, helps reduce the risk of a serious classification of birth defects known as neural tube defects (NTDs). NTDs include often devastating abnormalities such as spina bifida and anencephaly. However, while most prenatal vitamins contain the recommended daily allowance (RDA) of folic acid1, the essential biologically active form of folate (5L-Methyltetrahydrofolate) may not be fully attainable in one in eight women due to a common genetic mutation. This mutation results in a defect in folic acid metabolism that may be present in as high as 20 percent of the women in certain ethnic populations.

(1)
The Recommended Dietary Allowance (RDA) is the average daily dietary intake level that is sufficient to meet the nutrient requirements of nearly all (97 to 98 percent) healthy individuals in each life-stage and gender group. For men and women 19 and over, the RDA for Folate is 400 mcg. "Facts about dietary supplements," NIH Clinical Center, National Institutes of Health: http://www.cc.nih.gov/ccc/supplements/folate.html#rda.

Genetic Mutation Poses a Problem

A landmark study published in 2000 by L.D. Botto and Q. Yang of the Centers for Disease Control and Prevention in the American Journal of Epidemiology2 demonstrated that one in eight women have a genetic trait that may prevent proper metabolism of folic acid. This trait may be present in more than 40 percent of Hispanic women, as well as other ethnic subgroups. The company immediately started to work on a new formulation of its most commonly prescribed prenatal vitamin, Prenate.

(2)
Botto, L.D. and Q Yank, "5,10-Methylenetetrahydrofolate reductase gene variants and congenital anomalies: a Huge review"; American Journal of Epidemiology, Vol 151, Issue 9:862-877.

"Botto's 2000 study helped explain why NTDs, especially in certain ethnic populations, continue to be a problem despite a significant use of folic acid in prenatal vitamins," says Dr. Jeffrey Ellis, a practicing ObGyn and Clinical Assistant Professor at the Medical College of Georgia. "Without sophisticated and expensive genetic testing, which is not routinely performed, we can't identify those women who have a genetic predisposition to not properly metabolize folic acid. With Prenate Elite, we can ensure that all women take a form of folate that can be readily absorbed and metabolized, providing real protection against these devastating birth defects. Prenate Elite represents a major advance in overcoming an increasing recognized genetic risk for neural tube defects."

NTDs and Folic Acid

NTDs are among the most serious birth defects in the United States. The two major types of NTDs are anencephaly, which is almost always lethal, and spina bifida. An estimated 2,500 babies are born with NTDs every year and many additional affected pregnancies result in miscarriage or stillbirth.

For those babies living with spina bifida, aggressive surgical and medical care is often necessary, along with special schooling and rehabilitative services for patients with permanent disabilities. They may also have learning problems, and some may have mental retardation. Many will use a wheelchair or leg braces throughout their life. It is estimated the lifetime cost of spina bifida is $258,000 per case6.

In the developing fetus, folate, which is required in the development of DNA synthesis and repair, helps the baby's brain and spinal cord develop properly. However, folate must be available in the first 28 days of the pregnancy to prevent the NTDs. Further evidence supports additional roles for folate in fetal development later in the pregnancy, including the heart, limbs and face.

In 1992 the U.S. Public Health Service recommended that all women of childbearing age consume 400 micrograms (0.4 mg.) of folic acid daily. In addition, the U.S. Centers for Disease Control and Prevention estimated that if all women of childbearing age took folate, the incidence of birth defects of the brain and spine could be reduced by as much as 70 percent. Yet a September 2003 study published by the March of Dimes found that less than one-third of American women of childbearing age took a daily multivitamin containing folic acid.

"Nearly 50 percent of all pregnancies in the U.S. are unplanned," said James McGregor M.D., attending physician with the Department of Obstetrics and Gynecology at UCLA/Cedars Sinai Health System in Los Angeles. "By the time many women learn they are pregnant the crucial period immediately following conception has already passed and any abnormal developments in the neural tube have already occurred. So recommending that all women of childbearing years take a prenatal vitamin containing a biologically available form of folate is a reasonable precaution to recommend."

Prescription Prenate Elite

Prenate Elite is now available via prescription at pharmacies throughout the U.S. In addition to Metafolin® (5L-Methyltetrahydrofolate), the only biologically active form of folate available on the market, the vitamin also contains 15 essential ingredients, plus docusate sodium, a gentle stool softener. Prenate Elite is a small, dye-free, film-coated tablet with minimal taste and odor that is easy for patients to take.

"First Horizon is proud to offer physicians and their patients a new tool for ensuring healthier babies," said John Edwards, M.D., Medical Director at First Horizon Pharmaceutical Corporation. "Prenate Elite addresses an often overlooked metabolic problem in women who are pregnant or planning to become pregnant and provides extra assurance that a woman's nutritional needs will be met. With Prenate Elite, First Horizon is continuing its commitment to staying at the forefront of scientific developments in order to bring women products that address unmet and under-served clinical needs."

First Horizon Pharmaceutical Corporation

First Horizon Pharmaceutical Corporation is a specialty pharmaceutical company that markets and sells prescription products with a primary focus on cardiology and women's health/pediatrics. The Company has a portfolio that includes 14 branded prescription products of which six are actively promoted to high-prescribing physicians through its nationwide marketing and sales force of approximately 360 representatives. The product's Web site address is: www.prenate.com, and the company Web site is www.fhrx.com.

IMPORTANT SAFETY INFORMATION

Folic acid alone is improper therapy in the treatment of pernicious anemia and other megaloblastic anemias where vitamin B12 is deficient. Folic acid in doses above 0.1 mg daily may obscure pernicious anemia in that hematologic remission can occur while neurological manifestations progress. Allergic sensitization has been reported following both oral and parenteral administration of folic acid.

WARNING: Accidental overdose of iron-containing products is a leading cause of fatal poisoning in children under 6. Keep this product out of reach of children. In case of accidental overdose, call a doctor or poison control center immediately.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding First Horizon Pharmaceutical Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

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  Exhibit 99.1
METABOLIC DEFICIENCY MAY PREVENT PROPER METABOLISM OF FOLIC ACID IN ONE OF EIGHT PREGNANT WOMEN, SIGNIFICANTLY INCREASING THE RISK OF A SERIOUS BIRTH DEFECT